Exhibit 4.8

REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of this 19th day of July, 2004, by and between NOVAVAX, INC., a Delaware corporation (the “Company”), and KING PHARMACEUTICALS, INC., a Tennessee corporation (“King”).

     WHEREAS, the Company and King entered into an Exchange Agreement dated as of July 16, 2004 (the “Exchange Agreement”), pursuant to which, among other things, the Company agreed to issue to King shares of common stock, par value $0.01 per share, of the Company, in exchange for King’s agreement to terminate certain agreements between the parties and in consideration for King’s willingness to permit the Company to make offers of employment to certain employees of King and its affiliates;

     WHEREAS, the parties have agreed that the Company will grant shelf and piggyback registration rights with respect to the shares of Common Stock (as defined hereafter) issued by the Company pursuant to the Exchange Agreement and with respect to all other shares of Common Stock held by King as of the date hereof; and

     WHEREAS, the Company and King have agreed to enter into this Agreement as a condition to the closing of the Exchange Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

     The following terms as used herein shall have the following meanings:

                     “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of Maryland or the Commonwealth of Pennsylvania are authorized or obligated by law to close.

                     “Commission” means the Securities and Exchange Commission and any other similar or successor agency of the federal government then administering the Securities Act or the Exchange Act.

                     “Common Stock” means the Common Stock, par value $.01 per share, of the Company.

                     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and any reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute, and the rules and regulations thereunder.

                     “Holder” or “Holders” shall mean King and the other beneficial owners (who are permitted transferees) from time to time of Registrable Securities, but in each case only so long as each such Person continues to hold any Registrable Securities.

                     “Initiating Holder” has the meaning specified in Section 3.2(a).

                     “July 2004 Registration Rights Agreements” shall mean (i) the Registration Rights Agreement of even date herewith by and among the Company and the purchasers of the Company’s senior convertible notes being issued on the date hereof and (ii) the Common Stock Purchase Agreement dated as of July 16, 2004, between the Company and Joseph R. Gregory; provided, that such agreements shall not be amended, nor shall any right thereunder be waived, by the Company, without the prior written consent of King.

                     “Person” means any individual, corporation, partnership, limited liability company or partnership, association, trust or other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

                     “Piggyback Registration Statement” means a registration statement of the Company filed pursuant to Section 3.2 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                     “Plan of Distribution” has the meaning specified in Section 3.1(b).

                     “Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Securities covered by a Registration Statement and by all other amendments and supplements to the prospectus, including pre-effective amendments and post-effective amendments to a Registration Statement and all material incorporated by reference in such prospectus.

                     “Registered Securities” means the securities covered by a Registration Statement.

                     “Registrable Securities” means (a) the shares of Common Stock issued to King pursuant to the Exchange Agreement (including, for purposes of clarification, the “Exchange Shares” and the “Sales Force Shares”, each as defined in the Exchange Agreement) or held as of the date hereof by King and (b) any additional shares of Common Stock received by the Holders with respect to the shares referred to in clause (a) pursuant to a subsequent stock split, stock dividend or other recapitalization of the Company. For purposes of this Agreement, such shares of Common Stock shall cease to be Registrable Securities when (i) a registration statement covering such shares of Common Stock has been declared effective under the Securities Act and such shares of Common Stock have been sold or disposed of pursuant to such effective registration statement or (ii) such shares of Common Stock have been distributed to the public pursuant to Rule 144 under the Securities Act.

                     “Registration Statement” means the Shelf Registration Statement or a Piggyback Registration Statement, as the case may be.

                     “Requesting Holder” has the meaning specified in Section 3.2(a).

                     “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect, and any reference to a particular section thereof shall include a reference to a comparable section, if any, of any such similar federal statute, and the rules and regulations thereunder.

                     “Shelf Registration” means the registration of Registrable Securities effected pursuant to Section 3.1.

                     “Shelf Registration Effective Date” means, with respect to the Shelf Registration Statement, the date on which the Shelf Registration Statement is declared effective by the Commission.

                     “Shelf Registration Period” means, with respect to the Shelf Registration Statement, the shorter of (a) the period from and including the Shelf Registration Effective Date to and including the Shelf Registration Termination Date or (b) the period from and including the Shelf Registration Effective Date to and including the date on which all of the Holders of the Registrable Securities covered by the Shelf Registration Statement shall have disposed of such Registrable Securities.

                     “Shelf Registration Statement” means a shelf registration statement of the Company filed pursuant to the provisions of Section 3.1 which covers the Registrable Securities on an appropriate form under Rule 415 of the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                     “Shelf Registration Termination Date” means, with respect to the Shelf Registration Statement, the date on which all of the Registrable Securities covered by the Shelf Registration Statement may be sold by the respective Holders thereof pursuant to Rule 144(k) under the Securities Act.

                     “Transfer” means to sell, transfer, assign, distribute or similarly voluntarily dispose of any Common Stock, or to enter into any agreement, arrangement or option for the sale, transfer, assignment or similar voluntary disposition of any Common Stock, or to engage in any direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps (including on a total return basis), and sales and any other similar transactions whether or not having the effect of hedging any position in the Common Stock; provided, that the following shall not be deemed to constitute a “Transfer”: (a) any sale, transfer, assignment, distribution or similar voluntary disposition of Common Stock to a wholly-owned direct or indirect subsidiary of a Holder; (b) any sale, transfer, assignment distribution or similar voluntary disposition of Common Stock pursuant to a merger or consolidation in which the Company is a constituent corporation; (c) any sale, transfer, assignment, distribution or similar voluntary disposition of Common Stock pursuant to a bona fide tender offer or exchange offer; (d) any sale, transfer, assignment, distribution or similar voluntary disposition of Common Stock pursuant to a business combination or other sale of or involving the Company; (e) any sale, transfer, assignment, distribution or similar voluntary disposition of Common Stock in connection with the pledge of any Common Stock under a Holder’s credit facility, or the enforcement of remedies under a Holder’s credit facility; or (f) any sale, transfer, assignment, distribution or similar voluntary disposition of Common Stock pursuant to a merger, consolidation, business combination or other sale of or involving such Holder.

2. Effectiveness of Agreement.

     This Agreement shall become effective on the date hereof.

3. Registration.

     3.1     Shelf Registration Statement.

                     (a)     The Company shall file a Shelf Registration Statement with the Commission not later than thirty (30) days following the date hereof, and shall use commercially reasonably efforts to cause the Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. The Company shall promptly notify the Holders of the date and time of declaration of effectiveness of the Shelf Registration Statement.

                     (b)     The Shelf Registration Statement shall cover the offer and sale of the Registrable Securities in accordance with the methods of distribution included in the plan of distribution substantially in the form attached to this Agreement as Exhibit A (the “Plan of Distribution”). The Plan of Distribution shall be included in the Shelf Registration Statement and shall not be modified without the written consent of the holder of a majority of the Registrable Securities.

     3.2     Piggy-Back Registration Statements.

                    (a)     Whenever the Company shall propose to file a registration statement under the Securities Act relating to the public offering of Common Stock for the Company’s own account (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms, or filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of the Company) or for the account of any holder of Common Stock (the “Initiating Holder”) and on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, the Company shall (i) give written notice at least fifteen (15) Business Days prior to the filing thereof to each Holder of Registrable Securities then outstanding, specifying the approximate date on which the Company proposes to file such registration statement and advising such Holder of its right to have any or all of the Registrable Securities then held by such Holder included among the securities to be covered thereby and (ii) at the written request of any such Holder given to the Company within eight (8) Business Days after such Holder’s receipt of written notice from the Company, include among the securities covered by such registration statement the number of Registrable Securities which such Holder (the “Requesting Holder”) shall have requested be so included (subject, however, to reduction in accordance with Section 3.2(b)).

                    (b)     Each Holder of Registrable Securities desiring to participate in an offering pursuant to Section 3.2(a) may include shares of Common Stock in any registration statement relating to such offering to the extent that the inclusion of such shares of Common Stock shall not reduce the number of shares of Common Stock to be offered and sold by the Company or any Initiating Holder pursuant thereto. If the lead managing underwriter selected for an underwritten offering pursuant to Section 3.2(a) determines that marketing factors require a limitation on the number of shares of Common Stock to be offered and sold by Requesting Holders in such offering, there shall be included in the offering only that number of shares of Common Stock, if any, that such lead managing underwriter reasonably and in good faith believes will not jeopardize the success of the offering of all the shares of Common Stock that the Company desires to sell for its own account or that the Initiating Holder desires to sell for its own account, as the case may be. In such event and provided the lead managing underwriter has so notified the Company in writing, the shares of Common Stock, including the Registrable Securities, to be included in such offering shall be allocated in accordance with the following priorities: first, among the shares of Common Stock proposed to be included for the account of the Company or the Initiating Holder, as the case may be; second, among the shares of Common Stock requested to be included in such offering by holders entitled to registration rights pursuant to the July 2004 Registration Rights Agreements; third, among the Registrable Securities held by all Requesting Holders, such number of Registrable Securities to be allocated on a pro rata basis based on the aggregate number of Registrable Securities that each Requesting Holder has requested to be so included in such offering; and fourth, among the shares of Common Stock held by holders of any other Common Stock in accordance with the terms of their respective registration rights, if any.

                     (c)     Nothing in this Section 3.2 shall create any liability on the part of the Company to the Holders of Registrable Securities if the Company for any reason should decide not to file a registration statement proposed to be filed under Section 3.2(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

                     (d)     No Holder of Registrable Securities may participate in any underwritten offering pursuant to this Section 3.2 unless such Holder (i) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the Company in its reasonable discretion and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     3.3      Registration Procedures. When the Company causes the registration of the Registrable Securities pursuant to a Registration Statement, the Company shall:

                    (a)     prepare and file with the Commission a Registration Statement with respect to such Registrable Securities on any registration form adopted by the Commission for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use commercially reasonably efforts to cause such Registration Statement to become and remain effective; provided, that at least five (5) Business Days prior to filing a Registration Statement or Prospectus or any amendment or supplement thereto, the Company shall furnish to a single counsel selected by the Holders of the Registrable Securities included or to be included in such Registration Statement copies of such Registration Statement or Prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such counsel, documents to be incorporated by reference therein) which documents shall be subject to the reasonable review and comments of such counsel and the Holders of the Registrable Securities included or to be included in such Registration Statement during such five-Business-Day period, and the Company shall not file any

Registration Statement, any Prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to any such Holder to which such Holder shall reasonably object in writing;

                     (b)     subject to the terms of Section 4, use its commercially reasonably efforts to keep the Shelf Registration Statement continuously effective during the Shelf Registration Period in order to permit the Prospectus forming a part thereof to be usable and deliverable by the Holders for the Shelf Registration Period;

                     (c)     use its commercially reasonably efforts to cause the Registered Securities to be registered and qualified under the securities laws of such jurisdictions as shall reasonably be requested by the Holders to enable them to consummate the sale or disposition of the Registered Securities; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to subject itself to taxation or to file a general consent to service of process in any such jurisdiction in which it is not otherwise required to do so;

                     (d)     furnish to each Holder, as applicable, without charge, such number of copies of each preliminary prospectus and of the Prospectus as such Holder may reasonably request in order to facilitate the sale or disposition of the Registered Securities;

                     (e)     subject to the requirements of Section 4(c), if at any time when a prospectus is required by the Securities Act to be delivered in connection with the offering or sale of the Registered Securities, an event occurs or a fact exists as a result of which it is necessary, in the opinion of the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of the Company, at any such time to amend the Registration Statement or amend or supplement the Prospectus to comply with the regulations of the Commission thereunder, (i) promptly notify each Holder of the occurrence of such event or existence of such fact or requirements and, consistent with the terms of Section 4, direct each Holder to cease making offers and sales of the Registered Securities pursuant to the Registration Statement or deliveries of the Prospectus contained therein for any purpose and (ii) prepare and file with the Commission in a timely manner such amendment or supplement as may be necessary or appropriate to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements;

                    (f)     promptly notify each Holder when the Registration Statement or any post-effective amendment to the Registration Statement shall have become effective, or when any supplement to the Prospectus or any amended Prospectus shall have been filed, and furnish to each Holder copies of any amendment of or supplement to the Prospectus so that, as thereafter delivered to purchasers of the Registered Securities, the Prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing;

                    (g)     promptly notify the Holders of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus, or of the suspension of the qualification of the Registered Securities for offer or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes, and (ii) the lifting of any such order or suspension or resolution of any such proceedings that permits the resumption of offers and sales of the Registered Securities;

                    (h)     in the event of the issuance of any stop order of which the Company is aware suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, use commercially reasonably efforts to obtain at the earliest practicable time the withdrawal of such stop order or other order;

                    (i)     provide a transfer agent and registrar for all the Registered Securities covered by any Registration Statement not later than the effective date of such Registration Statement;

                    (j)     upon the request of any Holder, promptly amend the Shelf Registration Statement or take such other action as may be necessary to de-register, remove or withdraw all or any portion of the Holder’s Registrable Securities from the Shelf Registration Statement, as requested by such Holder;

                    (k)     not later than five (5) Business Days after the effective date of the applicable Registration Statement, provide a CUSIP number for all Registered Securities covered by such Registration Statement and, unless such Registrable Securities shall be registered in book-entry form, provide the applicable transfer agent and registrar for such Registered Securities with printed certificates for the Registered Securities, which certificates shall be in a form eligible for deposit with The Depository Trust Company;

                    (l)     if requested in writing by Holders holding a majority of the Registered Securities included in such Registration Statement, prepare and file with the Commission amendments and post-effective amendments to such Registration Statement and amendments and supplements to the Prospectus used in connection with such Registration Statement as shall be necessary to enable any permitted transferee of Registered Securities included in such Registration Statement who becomes a Holder under this Agreement to resell such Holder’s Registered Securities pursuant to such Registration Statement, to the extent that such amendments, post-effective amendments and supplements shall be required for such transferee-Holders to be named as selling stockholders in such Registration Statement and Prospectus;

                    (m)     cause all Registered Securities covered by the Registration Statement to be listed on any securities exchange or automated quotation system on which the Common Stock is then listed, if such Registered Securities are not already so listed and if such listing is then permitted under the rules of such securities exchange or automated quotation system; and

                    (n)     use commercially reasonably efforts to take all other steps in accordance with applicable law necessary to effect the registration of the Registrable Securities contemplated hereby.

4. Agreements of Holders.

                    (a)     As a condition to the Company’s obligation under this Agreement to cause the Shelf Registration Statements to be filed and the Registrable Securities of any Holder to be included in any Registration Statement, such Holder shall provide to the Company, in writing, with such information, including, without limitation, the information required by Items 507 and 508 of Regulation S-K under the Securities Act (or any successor provisions), as may reasonably be required by the Company in order to comply with applicable provisions of the Securities Act and the Exchange Act in connection with any registration of Registrable Securities.

                     (b)     If at any time when a Prospectus is required by the Securities Act to be delivered in connection with the offering or sale of the Registered Securities of a Holder, an event occurs or a fact exists affecting the Plan of Distribution as it relates to such Holder or affecting the information provided by such Holder pursuant to Section 4(a) hereof, such that it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, then such Holder shall (i) promptly notify the Company of the occurrence of such event or existence of such fact and (ii) provide the Company with such information as may be necessary for the Company to comply with its obligations as set forth in Section 3.3(e) hereof.

                    (c)     Each Holder agrees that it shall not make offers of or sell the

Registered Securities pursuant to any Registration Statement or make deliveries of the Prospectus contained therein for any purpose (i) after receipt by such Holder of the notice to cease making such offers and sales and such deliveries which is furnished by the Company pursuant to Section 3.3(e) until delivery by the Company to such Holder of copies of any amendment of or supplement to the Prospectus pursuant to Section 3.3(e) or (ii) after receipt by such Holder of the notice furnished by the Company pursuant to Section 3.3(g)(i) until delivery by the Company to such Holder of the notice referred to in Section 3.3(g)(ii).

                    (d)     Each Holder agrees that for a period of one (1) year after the date of the Exchange Agreement, such Holder shall not Transfer any Registrable Securities.

5. Registration Expenses.

                    (a)     The Company shall pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including the following:

               (i)     expenses related to the preparation and printing of each Registration Statement (including financial statements and exhibits), any preliminary prospectuses and the Prospectus, and the cost of furnishing copies thereof to the Holders, as the case may be;

               (ii)     all Commission, self-regulatory organization, stock exchange and other registration and filing fees and listing fees;

               (iii)     expenses related to the preparation, printing and distribution of certificates representing the Registered Securities and other documents relating to the Company’s performance of and compliance with the terms of this Agreement;

               (iv)     the fees and disbursements of the Company’s counsel and independent accountants; and

               (v)     expenses related to the qualification of the Registered Securities under United States and other applicable securities laws.

                    (b)     Each Holder shall pay and bear all costs and expenses incident to the delivery of the Registered Securities to be sold by such Holder, including any stock transfer taxes payable upon the sale of such Registered Securities to the purchasers thereof, any discounts or commissions payable to brokers, dealers or agents in connection therewith, and the fees and disbursements of counsel to such Holder.

6. Indemnification; Contribution.

     6.1      Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its officers, directors, agents, partners, trustees and stockholders and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees, disbursements and expenses, as incurred) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in the light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity with information with respect to such Holder or other indemnified party furnished in writing to the Company by such Holder or other indemnified party or its counsel expressly for use therein. In connection with an underwritten offering, the Company shall indemnify the underwriters thereof, their officers, directors, agents, partners, trustees and stockholders and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders. Notwithstanding the foregoing provisions of this Section 6.1, the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) under the indemnity agreement in this Section 6.1 for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such Person’s failure to send or deliver a copy of the final Prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final Prospectus and the Company has previously furnished copies thereof to such Holder or other Person in accordance with this Agreement.

     6.2      Indemnification by the Holders. Each Holder agrees severally and not jointly to indemnify and hold harmless the Company and any underwriter, as the case may be, and their respective directors, officers, agents, partners, trustees, stockholders and controlling Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees, disbursements and expenses, as incurred), incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, any Registration Statement, any Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing or necessary to make the statements therein (in case of the Prospectus or a preliminary Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information furnished in writing to the Company by such Holder or its counsel specifically for inclusion therein; provided, that the liability of each Holder hereunder shall not in any event exceed the net proceeds (after deduction of underwriting discounts and commissions and offering expenses payable by such Holder) received by such Holder from the sale of Registrable Securities covered by the applicable Registration Statement.

     6.3      Indemnification Proceedings. Any Person entitled to indemnification under Section 6.1 or Section 6.2 agrees to give prompt written notification to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement; provided, that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to Section 6.1, Section 6.2 or Section 6.4 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure; provided, further, that if the indemnified party shall fail to provide such notice to the indemnifying party, then the indemnifying party shall not be required to pay the costs and expenses of such indemnified party incurred by such indemnified party during the period commencing on the date such indemnified party was required to provide such notice to the indemnifying party and ending on the date that the indemnifying party has knowledge of such action, suit, proceeding or investigation. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist, based on the written opinion of counsel, between such indemnified party and any other of such indemnified parties with respect to such claim. In the event of such a conflict of interest, the indemnifying party shall not be liable for the fees and expenses of (a) more than one counsel for all Holders of Registrable Securities who are indemnified parties, which counsel shall be selected by the Holders of a majority of the Registrable Securities covered by the applicable Registration Statement who are indemnified parties (and which selection shall be reasonably satisfactory to the Company), (b) more than one counsel for any underwriters or (c) more than one counsel for the Company in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claims, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In the event of such a conflict of interest, the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels; provided, that the indemnifying party shall not be liable for the fees and expenses of (x) more than one counsel for all Holders of Registrable Securities who are indemnified parties, which counsel shall be selected by the Holders of a majority of the Registrable Securities covered by the applicable Registration Statement who are indemnified parties (and which selection shall be reasonably satisfactory to the Company), (y) more than one counsel for any underwriters or (z) more than one counsel for the Company in connection with any one action or separate but similar or related actions. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent the same is covered by the indemnity obligations set forth in Section 6.1 or Section 6.2. No indemnified party shall consent to entry of any judgment or enter into any settlement without the consent of each indemnifying party, which consent shall not be unreasonably withheld or delayed.

     6.4      Contribution. If the indemnification from the indemnifying party provided for in Section 6.1 or Section 6.2 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations; provided, that the liability of each Holder hereunder shall not in any event exceed the net proceeds (after deduction of underwriting discounts and commissions and offering expenses payable by such Holder) received by such Holder from the sale of Registrable Securities covered by the applicable Registration Statement. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.3, any legal or other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     6.5      Other Liability. The provisions of Sections 6.1, 6.2, 6.3 and 6.4 shall be in addition to any liability which any indemnifying party may have to any indemnified party and shall survive the termination of this Agreement.

7. Miscellaneous.

     7.1      Assignment. Subject to the restrictions on transfer set forth in Section 4(d), the registration rights contained in Section 3 may be transferred by a Holder in connection with the transfer by such Holder of the Registrable Securities to which such registration rights relate to any transferee who, immediately following such transfer, holds at least twenty-five percent (25%) of the outstanding Registrable Securities originally issued to King. As a condition to the effectiveness of any such transfer of registration rights hereunder, the transferee shall execute a counterpart of, and shall become a party to, this Agreement.

     7.2      Reports Under the Exchange Act. The Company agrees to:

                    (a)     file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Exchange Act; and

                    (b)     furnish to any Holder promptly upon request a written statement by the Company that it has complied with the current public information and reporting requirements of Rule 144 under the Securities Act.

     7.3      Mergers, etc. The Company agrees that, as a condition to any merger, consolidation or the sale of all or substantially all of its assets in exchange for securities of another company, it shall use its commercially reasonable efforts in light of the circumstances then existing to require the surviving, consolidated or purchasing corporation to enter into an agreement to register the securities of such surviving, consolidated or purchasing corporation, to be received by the Holders, on substantially the same terms and provisions as are provided in this Agreement.

     7.4      No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or, except for the July 2004 Registration Rights Agreements, which in any way shall limit the registration rights granted to the Holders in this Agreement without the consent of the Holders of a majority of the Registrable Securities.

     7.5      Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Eastern time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the following Persons at the following addresses:

To the Company:

8320 Guilford Road
Columbia, Maryland 21046
Attn: Chief Executive Officer
Telecopy: (301) 854-3902

with a copy to:

Ropes & Gray LLP
45 Rockefeller Plaza
New York, New York 10111
Attn: Sanford B. Kaynor, Jr., Esq.
Telecopy: (212) 841-5725

To King:

501 Fifth Street
Bristol, Tennessee 37620
Attn: Executive Vice President of Legal Affairs
and General Counsel
Telecopy: (423) 989-6282

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notice to any other Holder shall be addressed to such Holder at the address set forth for such Holder in the Company’s records or at such other address and to the attention of such other Person as such Holder may designate by written notice to the Company.

     7.6      Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile transmission), each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

     7.7      Headings. Section headings are inserted herein for convenience only and do not form a part of this Agreement.

     7.8      Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties irrevocably submit to the exclusive jurisdiction of any court located in the City of Wilmington, Delaware or the United States Federal Court sitting in the District of Delaware over any suit, action or proceeding arising out of or relating to this Agreement. Each of the parties consents to process being served in any such suit, action or proceeding by serving a copy thereof upon the agent for service of process, provided that to the extent lawful and possible, written notice of such service will also be mailed to such party, as the case may be. Each of the parties agrees that such service will be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and will be taken and held to be valid personal service upon such party. Nothing in this subsection will affect or limit any right to serve process in any manner permitted by law, or to enforce in any lawful manner a judgment obtained in a court described in this Section 7.8 in any other jurisdiction. Each of the parties waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 7.8.

     7.9      Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid,

illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     7.10      Entire Agreement; Amendment. This Agreement and the Exchange Agreement contain the entire agreement among the parties with respect to the transactions contemplated herein, and supersede all prior written agreements and negotiations and oral understandings, if any, with respect to their subject matter. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of a majority of the Registrable Securities; provided, that if any such amendment, modification or waiver would adversely affect any Holder of Registrable Securities relative to the Holders of Registrable Securities voting in favor of such amendment, modification, or waiver, such amendment, modification or waiver shall also require the written consent of the holders of a majority of the Registrable Securities held by all Holders so adversely affected; and provided, further, that if such amendment, modification or waiver is to a provision in this Agreement that requires a specific vote to take an action thereunder or to take an action with respect to the matters described therein, such amendment, modification or waiver shall not be effective unless such vote is obtained with respect to such amendment, modification or waiver. No other course of dealing between the Company and any Holder or any delay in exercising any rights hereunder or the Company’s certificate of incorporation shall operate as a waiver of any rights of any such Holder.

     7.11      Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other parties’ failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, to the extent permitted by applicable law, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure, without bond or other security being required.

[The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY: NOVAVAX, INC.
By:	/s/ Nelson Sims
Name:	Nelson Sims
Title:	President and Chief Executive Officer

KING:

KING PHARMACEUTICALS, INC.

By:	/s/ Brian A. Markison
Name:	Brian A. Markison
Title:	President and Chief Executive Officer